                                                                    EXHIBIT 99.1

                              Financial Statements


                              Robbins & Myers, Inc.
                              Employee Savings Plan


                     Years ended December 31, 1997 and 1996
                       with Report of Independent Auditors

                              Robbins & Myers, Inc.
                              Employee Savings Plan


                              Financial Statements


                     Years ended December 31, 1997 and 1996


                                TABLE OF CONTENTS

Report of Independent Auditors...............................................  1

Audited Financial Statements

Statements of Assets Available for Plan Benefits ............................  2
Statements of Changes in Assets Available for Plan Benefits .................  3
Notes to Financial Statements................................................  4

Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes................... 12
Line 27d - Schedule of Reportable Transactions............................... 13

                         [ERNST & YOUNG LLP LETTERHEAD]


                         Report of Independent Auditors


Corporate Benefits Committee
Robbins & Myers, Inc. Employee Savings Plan

We have audited the accompanying financial statements of the Robbins & Myers, Inc. Employee Savings Plan (the Plan) as of December 31, 1997 and 1996 and for the years then ended, as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the assets available for plan benefits of the Plan at December 31, 1997 and 1996 and the changes in its assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment for the year ended December 31, 1997 and reportable transactions for the year ended December 31, 1997, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

As discussed in Note 7 to the financial statements, an error resulting in an understatement of previously reported assets and additions to assets available for plan benefits as of December 31, 1997 was discovered by management of the Company during the current year. Accordingly, an adjustment has been made to cash and cash equivalents and transfer of assets as a result of plan merger.


                                        /s/ Ernst & Young LLP


May 29, 1998, except for Note 7,
as to which the date is July 20, 1998

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                Statements of Assets Available for Plan Benefits

                                                              DECEMBER 31
                                                           1997          1996
                                                       -------------------------
ASSETS
Investments at fair value:
  Cash and cash equivalents                            $ 1,832,003   $        --
  Robbins & Myers, Inc. Common Stock                    12,729,103     7,031,401
  Vanguard Wellington Fund                               4,632,182     3,701,946
  Vanguard Windsor Fund                                  9,444,758     7,393,496
  VMMR Prime Portfolio                                     578,929       661,137
  Vanguard Index Small Capitalization Portfolio          1,469,757     1,063,535
  Vanguard Windsor II                                    2,290,683     2,024,951
  Vanguard Index 500 Portfolio                           1,692,100       649,267
  Vanguard U.S. Growth Fund                              2,279,650     1,674,801
  Vanguard International Growth Portfolio                  435,105       285,061
  Vanguard VBIF Total Bond Market Fund                     383,537       142,185
  Vanguard Investment Contract Trust                     5,260,914     5,492,180
                                                       -------------------------
Total investments                                       43,028,721    30,119,960

Receivables:
  Employer contribution receivable                         407,919       392,811
  Employee contribution receivable                         216,153       187,912
  Loans receivable from participants                     1,187,272       615,112
                                                       -------------------------
Total receivables                                        1,811,344     1,195,835
                                                       -------------------------
Assets available for plan benefits                     $44,840,065   $31,315,795
                                                       =========================

See accompanying notes.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

           Statements of Changes in Assets Available for Plan Benefits

                                                       YEAR ENDED DECEMBER 31
                                                        1997            1996
                                                     ---------------------------
ADDITIONS
Contributions from employees                         $ 3,039,550     $ 2,731,442
Contributions from employer                            1,093,153       1,003,187
Transfer of assets as a result of
  plan merger                                          1,832,003              --
Dividend income--Robbins & Myers, Inc.
  Common Stock                                            63,428          47,197
Dividends and interest                                 2,778,948       1,725,540
                                                     ---------------------------
Total additions                                        8,807,082       5,507,366

DEDUCTIONS
Withdrawals                                            1,615,333       2,448,177

Unrealized and realized appreciation
  in fair value of investments                         6,332,521       4,557,238
                                                     ---------------------------
Net additions                                         13,524,270       7,616,427

Assets available for plan benefits at
  beginning of year                                   31,315,795      23,699,368
                                                     ---------------------------
Assets available for plan benefits at
  end of year                                        $44,840,065     $31,315,795
                                                     ===========================

See accompanying notes.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                          Notes to Financial Statements

                                December 31, 1997


1. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting. All assets of the Plan are held by the trustee.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. The units of the Vanguard Investment Contract Trust are valued at their contract value which approximate fair value. Cash and cash equivalents are stated at an amount whose cost approximates market.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Realized gains and losses on securities represent the difference between the proceeds received and the average cost of securities sold. Unrealized appreciation (depreciation) on securities represents the difference between the current value and the cost of the investment and is reflected in the statements of changes in assets available for plan benefits as a part of unrealized and realized appreciation (depreciation) in fair value of investments.

MANAGEMENT'S USE OF ESTIMATES

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of changes in net assets during the reporting period. Actual results could differ from those estimates.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)


2. DESCRIPTION OF PLAN

The Plan is a defined contribution plan which covers salaried employees of Robbins & Myers, Inc. (the Company) and its U.S. subsidiaries. Each year, participants can make contributions of between 1 percent and 12 percent of pretax annual compensation, as defined by the Plan. The Company contributes a minimum of 40 percent of an employee's annual contribution and may elect to make up to an additional 20 percent contribution at year-end. Only the first 6 percent of an employee's annual compensation is eligible for the employer's match.

Participants are immediately vested in their contributions and any earnings on these contributions. Matching contributions made by the Company become vested as follows:

                                                        VESTING
              YEARS OF VESTING SERVICE                 PERCENTAGE
              ---------------------------------------------------

              Less than 1 year                              0%
              1 year but less than 2 years                 20%
              2 years but less than 3 years                40%
              3 years but less than 4 years                60%
              4 years but less than 5 years                80%
              5 years or more                             100%

Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA.

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

                              Robbins & Myers, Inc.
                              Employee Savings Plan
                   Notes to Financial Statements (continued)

3. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of net assets available for plan benefits is as follows:

                                                            DECEMBER 31
                                                       1997              1996
                                                    ----------------------------
Robbins & Myers, Inc. Common Stock                  $12,729,103       $7,031,401
Vanguard Wellington Fund                              4,632,182        3,701,946
Vanguard Windsor Fund                                 9,444,758        7,393,496
Vanguard Windsor II                                   2,290,683        2,024,951
Vanguard U.S. Growth Fund                             2,279,650        1,674,801
Vanguard Investment Contract Trust                    5,260,914        5,492,180

                              Robbins & Myers, Inc.
                             Employees Savings Plan

                    Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY

The Plan provides that participants may direct their contributions and the Company's contributions to various types of investment funds. The changes in assets available for plan benefits of the various funds for the year ended December 31, 1997 are summarized in the following tables:


                                                    YEAR ENDED DECEMBER 31, 1997
                                            -----------------------------------------------------------
                                                                  ROBBINS &
                                                 CASH AND        MYERS, INC.   VANGUARD    VANGUARD
                                                   CASH            COMMON     WELLINGTON   WINDSOR
                                               EQUIVALENTS          STOCK        FUND        FUND
                                            -----------------------------------------------------------
ADDITIONS
Contributions from employees                    $        --   $   640,405   $   538,788   $   828,381
Contributions from employer                              --     1,093,153            --            --
Transfer of assets as a result of plan merger     1,832,003            --            --            --
Dividend income--
   Robbins & Myers, Inc. Common Stock                    --        63,428            --            --
Dividends and interest                                   --            --       395,231     1,503,847
Transfers in                                             --            --            --        52,465
                                                -----------   -----------   -----------   -----------
Total additions                                   1,832,003     1,796,986       934,019     2,384,693

DEDUCTIONS
Withdrawals                                              --       512,277       330,343       471,363
Transfers out                                            --        65,635       144,786            --
                                                -----------   -----------   -----------   -----------
Total deductions                                         --       577,912       475,129       471,363

Unrealized and realized appreciation
   in fair value of investments                          --     4,499,268       473,775       149,887
                                                -----------   -----------   -----------   -----------
Net additions                                     1,832,003     5,718,342       932,665     2,063,217

Assets available for plan
   benefits at beginning of year                         --     7,450,195     3,733,578     7,445,493
                                                -----------   -----------   -----------   -----------
Assets available for plan
   benefits at end of year                      $ 1,832,003   $13,168,537   $ 4,666,243   $ 9,508,710
                                                ===========   ===========   ===========   ===========




                                                              YEAR ENDED DECEMBER 31, 1997
                                            -----------------------------------------------------------
                                                                  VANGUARD
                                                      VMMR       INDEX SMALL                VANGUARD
                                                      PRIME     CAPITALIZATION   VANGUARD   INDEX 500
                                                    PORTFOLIO      PORTFOLIO    WINDSOR II  PORTFOLIO
                                            -----------------------------------------------------------
ADDITIONS
Contributions from employees                    $    24,035    $   175,298   $        23   $   426,935
Contributions from employer                              --             --            --            --
Transfer of assets as a result of plan merger            --             --            --            --
Dividend income--
   Robbins & Myers, Inc. Common Stock                    --             --            --            --
Dividends and interest                               32,531         81,536       211,819        31,235
Transfers in                                             --         20,875            --       440,208
                                                -----------    -----------   -----------   -----------
Total additions                                      56,566        277,709       211,842       898,378

DEDUCTIONS
Withdrawals                                          78,508         62,327       240,232       144,209
Transfers out                                        36,420             --       100,953            --
                                                -----------    -----------   -----------   -----------
Total deductions                                    114,928         62,327       341,185       144,209

Unrealized and realized appreciation
   in fair value of investments                          --        182,554       395,057       278,800
                                                -----------    -----------   -----------   -----------
Net additions                                       (58,362)       397,936       265,714     1,032,969

Assets available for plan
   benefits at beginning of year                    661,153      1,072,891     2,024,969       671,313
                                                -----------    -----------   -----------   -----------
Assets available for plan
   benefits at end of year                      $   602,791    $ 1,470,827   $ 2,290,683   $ 1,704,282
                                                ===========    ===========   ===========   ===========


                              Robbins & Myers, Inc.
                             Employees Savings Plan

                    Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY (CONTINUED)



                                                                          YEAR ENDED DECEMBER 31, 1997
                                              -----------------------------------------------------------------------------------
                                                 VANGUARD                    VANGUARD
                                                INVESTMENT     VANGUARD    INTERNATIONAL       VBIF
                                                 CONTRACT    U.S. GROWTH      GROWTH         TOTAL BOND   PARTICIPANT
                                                  TRUST         FUND         PORTFOLIO         MARKET        LOANS         TOTAL
                                              -----------------------------------------------------------------------------------
ADDITIONS
Contributions from employees                  $   270,859    $   315,201   $   140,191    $    90,410   $  (410,976)   $ 3,039,550
Contributions from employer                            --             --            --             --            --      1,093,153
Transfer of assets as a result of plan merger          --             --            --             --            --      1,832,003
Dividend income--
    Robbins & Myers, Inc. Common Stock                 --             --            --             --            --         63,428
Dividends and interest                            318,102         88,713        18,656         13,614        83,664      2,778,948
Transfers in                                           --             --        37,518        155,063            --        706,129
                                              -----------    -----------   -----------    -----------   -----------    -----------
Total additions                                   588,961        403,914       196,365        259,087      (327,312)     9,513,211

DEDUCTIONS
Withdrawals                                       504,889        113,165        33,394         24,097      (899,471)     1,615,333
Transfers out                                     314,348         43,987            --             --            --        706,129
                                              -----------    -----------   -----------    -----------   -----------    -----------
Total deductions                                  819,237        157,152        33,394         24,097      (899,471)     2,321,462

Unrealized and realized appreciation
    in fair value of investments                       --        358,854       (11,964)         6,290            --      6,332,521
                                              -----------    -----------   -----------    -----------   -----------    -----------
Net (deductions) additions                       (230,276)       605,616       151,007        241,280       572,159     13,524,270

Assets available for plan
    benefits at beginning of year               5,506,608      1,693,938       292,773        147,772       615,112     31,315,795
                                              -----------    -----------   -----------    -----------   -----------    -----------
Assets available for plan
    benefits at end of year                   $ 5,276,332    $ 2,299,554   $   443,780    $   389,052   $ 1,187,271    $44,840,065
                                              ===========    ===========   ===========    ===========   ===========    ===========

                              Robbins & Myers, Inc.
                             Employees Savings Plan

                    Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY (CONTINUED)


                                                                              YEAR ENDED DECEMBER 31, 1996
                                       --------------------------------------------------------------------------------------------
                                          ROBBINS &                                           VANGUARD
                                         MYERS, INC.  VANGUARD    VANGUARD        VMMR       INDEX SMALL               VANGUARD
                                           COMMON    WELLINGTON    WINDSOR        PRIME     CAPITALIZATION  VANGUARD   INDEX 500
                                           STOCK        FUND         FUND       PORTFOLIO      PORTFOLIO   WINDSOR II  PORTFOLIO
                                       --------------------------------------------------------------------------------------------
ADDITIONS
Contributions from employees            $  311,570   $  525,623   $  752,583   $      138    $  148,346   $   36,781   $  331,244
Contributions from employer              1,003,187           --           --           --            --           --           --
Transfer of assets as a result of plan
  merger                                        --           --           --           --            --           --           --
Dividend income--
    Robbins & Myers, Inc. Common Stock      47,197           --           --           --            --           --           --
Dividends and interest                          --      285,417      706,247       34,770        85,222      144,984       10,986
Transfers in                               103,735           --           --           --            --           --      253,482
                                        ----------   ----------   ----------   ----------    ----------   ----------   ----------
Total additions                          1,465,689      811,040    1,458,830       34,908       233,568      181,765      595,712

DEDUCTIONS
Withdrawals                                396,279      372,753      527,439      100,390        73,183      218,832       13,657
Administrative expenses                         --           --           --           --         2,781           --           --
Transfers out                                   --      131,053      682,489      103,862        56,261      213,631           --
                                        ----------   ----------   ----------   ----------    ----------   ----------   ----------
Total deductions                           396,279      503,806    1,209,928      204,252       132,225      432,463       13,657

Unrealized and realized appreciation
    in fair value of investments         2,830,485      223,059      831,691           --        75,738      298,567       61,609
                                        ----------   ----------   ----------   ----------    ----------   ----------   ----------
Net additions                            3,899,895      530,293    1,080,593     (169,344)      177,081       47,869      643,664

Assets available for plan
    benefits at beginning of year        3,550,300    3,203,285    6,364,900      830,497       895,810    1,977,100       27,649
                                        ----------   ----------   ----------   ----------    ----------   ----------   ----------
Assets available for plan
    benefits at end of year             $7,450,195   $3,733,578   $7,445,493   $  661,153    $1,072,891   $2,024,969   $  671,313
                                        ==========   ==========   ==========   ==========    ==========   ==========   ==========

                              Robbins & Myers, Inc.
                             Employees Savings Plan

                    Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY (CONTINUED)



                                                             YEAR ENDED DECEMBER 31, 1996
                                                 ------------------------------------------------------
                                                  VANGUARD                     VANGUARD
                                                 INVESTMENT     VANGUARD     INTERNATIONAL    VBIF
                                                  CONTRACT     U.S. GROWTH      GROWTH     TOTAL BOND
                                                    TRUST         FUND         PORTFOLIO     MARKET
                                                -------------------------------------------------------
ADDITIONS
Contributions from employees                    $   191,938   $   194,884   $   145,553   $    92,782
Contributions from employer                              --            --            --            --
Transfer of assets as a result of plan merger            --            --            --            --
Dividend income--
    Robbins & Myers, Inc. Common Stock                   --            --            --            --
Dividends and interest                              219,993       124,779        12,275         4,662
Transfers in                                      2,477,019            --       133,430        46,422
                                                -----------   -----------   -----------   -----------
Total additions                                   2,888,950       319,663       291,258       143,866

DEDUCTIONS
Withdrawals                                         324,937       228,091        13,406         2,485
Administrative expenses                                  --            --            --            --
Transfers out                                            --       138,323            --            --
                                                -----------   -----------   -----------   -----------
Total deductions                                    324,937       366,414        13,406         2,485

Unrealized and realized appreciation
    in fair value of investments                         --       226,943         8,461           685
                                                -----------   -----------   -----------   -----------
Net (deductions) additions                        2,564,013       180,192       286,313       142,066

Assets available for plan
    benefits at beginning of year                 2,942,595     1,513,746         6,460         5,706
                                                -----------   -----------   -----------   -----------
Assets available for plan
    benefits at end of year                     $ 5,506,608   $ 1,693,938   $   292,773   $   147,772
                                                ===========   ===========   ===========   ===========



                                                      YEAR ENDED DECEMBER 31, 1996
                                                ------------------------------------------
                                                     T. ROWE
                                                      PRICE
                                                   STABLE VALUE  PARTICIPANT
                                                       FUND        LOANS          TOTAL
                                                ------------------------------------------
ADDITIONS
Contributions from employees                     $        --    $        --   $ 2,731,442
Contributions from employer                               --             --     1,003,187
Transfer of assets as a result of plan merger             --             --
Dividend income--
    Robbins & Myers, Inc. Common Stock                    --             --        47,197
Dividends and interest                                50,070         46,135     1,725,540
Transfers in                                              --        483,890     3,497,978
                                                   ---------      ---------     ---------
Total additions                                       50,070        530,025     9,005,344

DEDUCTIONS
Withdrawals                                          166,467          7,477     2,445,396
Administrative expenses                                   --             --         2,781
Transfers out                                      1,884,047        288,312     3,497,978
                                                   ---------      ---------     ---------
Total deductions                                   2,050,514        295,789     5,946,155

Unrealized and realized appreciation
    in fair value of investments                          --             --     4,557,238
                                                   ---------      ---------     ---------
Net (deductions) additions                        (2,000,444)       234,236     7,616,427

Assets available for plan
    benefits at beginning of year                  2,000,444        380,876    23,699,368
                                                   ---------      ---------    ----------
Assets available for plan
    benefits at end of year                      $        --    $   615,112   $31,315,795
                                                   =========     ==========   ===========

                             Robbins & Myers, Inc.
                             Employee Savings Plan
                   Notes to Financial Statements (continued)

5. INCOME TAX STATUS

The Internal Revenue Service ruled on November 4, 1996 that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and, therefore, the related trust is not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Corporate Benefits Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.


6. TRANSACTIONS WITH PARTIES-IN-INTEREST

As of December 31, 1997, the Plan held 321,199 shares of Robbins & Myers, Inc. common stock in a company stock fund. During 1997, approximately 105,000 shares were purchased at a cost of $3,418,924.


7. CORRECTION OF AN ERROR

Management has restated previously issued financial statements as of and for the year ended December 31, 1997. The restatement reflects the correction of an error as a result of assets associated with the Process Supply, Inc. Profit Sharing Plan that was merged into the Plan as of December 31, 1997 being omitted. The result is an increase to cash and cash equivalents of $1,832,003 and an increase in transfer of assets as a result of plan merger of $1,832,003.


8. YEAR 2000 ISSUE (UNAUDITED)

The plan sponsor has developed a plan to modify its internal information technology to be ready for the Year 2000 and has begun converting critical data processing systems. The project also includes determining whether third-party service providers have reasonable plans in place to become Year 2000 compliant. The plan sponsor currently expects the project to be substantially complete by early 1999. The plan sponsor does not expect this project to have a significant effect on plan operations.

                             Supplemental Schedules

                              Robbins & Myers, Inc.
                              Employee Savings Plan


           Line 27a - Schedule of Assets Held for Investment Purposes
                               EIN 31-0424220-011


                                December 31, 1997

                                             SHARES/                    CURRENT
DESCRIPTION OF INVESTMENT                     UNITS        COST          VALUE
---------------------------------------------------------------------------------
Cash and cash equivalents                   1,832,003   $ 1,832,003   $ 1,832,003
Robbins & Myers, Inc. Common Stock            321,199     6,576,436    12,729,103
Vanguard Wellington Fund                      157,290     3,714,251     4,632,182
Vanguard Windsor Fund                         556,228     8,755,332     9,444,758
VMMR Prime Portfolio                          578,929       578,929       578,929
Vanguard Index Small Capitalization
  Portfolio                                    61,885     1,179,325     1,469,757
Vanguard Windsor II                            80,038     1,535,268     2,290,683
Vanguard Index 500 Portfolio                   18,787     1,422,490     1,692,100
Vanguard U.S. Growth Fund                      79,430     1,783,248     2,279,650
VBIF Total Bond Market Fund                    38,012       377,420       383,537
Vanguard Investment Contract Trust          5,260,914     5,260,914     5,260,914
Vanguard International Growth Portfolio        26,547       443,067       435,105
                                                        -------------------------
                                                        $33,458,683   $43,028,721
                                                        =========================

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                 Line 27d - Schedule of Reportable Transactions
                               EIN 31-0424220-011

                          Year ended December 31, 1997


                             DESCRIPTION         NUMBER                   NUMBER                                           NET
    IDENTITY OF                  OF                OF     PURCHASE          OF      SELLING      HISTORICAL   CURRENT      GAIN
  PARTY INVOLVED               ASSETS          PURCHASES   PRICE          SALES     PRICE          COST       VALUE       (LOSS)
----------------------------------------------------------------------------------------------------------------------------------
CATEGORY (III)--A SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS
Robbins & Myers, Inc.
   Common Stock             Shares                 113   $3,418,924           --   $       --   $       --   $3,418,924  $      --
Robbins & Myers, Inc.
   Common Stock             Shares                  --           --          135    2,217,106    1,500,227    2,217,106    716,879
Vanguard Windsor            Participating
   Fund                       Units                 80    3,468,069           --           --           --    3,468,069         --
Vanguard Windsor            Participating
   Fund                       Units                 --           --          109    1,566,694    1,392,660    1,566,694    174,033
Vanguard Investment         Participating
   Contract Trust             Units                 86    1,073,042           --           --           --    1,073,042         --
Vanguard Investment         Participating
   Contract Trust             Units                 --           --           95    1,304,308    1,304,308    1,304,308         --
Vanguard Index 500          Participating
   Portfolio                  Units                 88    1,371,439           --           --           --    1,371,439         --
Vanguard Index 500          Participating
   Portfolio                  Units                 --           --           69      607,407      539,216      607,407     68,191

There were no category (i), (ii), or (iv) reportable transactions for the year.


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